UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2012

JDA Software Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27876	86-0787377
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14400 North 87th Street

Scottsdale, Arizona 85260-3649

(Address of principal executive offices including zip code)

(480) 308-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2005, the stockholders of JDA Software Group, Inc. (“JDA” or the “Company”) adopted the Company’s 2005 Performance Incentive Plan (as amended, the “Incentive Plan”) to, among other things, increase the linkage between executive compensation and corporate performance and to enable the Company to make equity awards based upon achievement by the Company of annual operating goals.

On August 2, 2012, the Compensation Committee of the Board of Directors (the “Committee”) approved awards of performance shares to certain employees of the Company, including to the persons listed below (the “Performance Share Awards”). The grant of the Performance Share Awards was contingent upon the Company filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (the “2011 Form 10-K”) and Quarterly Reports on Form 10-Q for the periods ended March 31, 2012 and June 30, 2012. The Performance Share Awards are designed to encourage employees to help the Company achieve an annual adjusted EBITDA target, complete annual financial statements, and timely file periodic reports with the SEC. The following table sets forth the monetary values that will be utilized to determine the target number of performance shares that may be earned by each named participant based on the Company’s closing stock price on August 13, 2012.

Participant	Title	Target Award Value
Hamish N. Brewer	President and Chief Executive Officer	$2,454,546
Peter S. Hathaway	Executive Vice President and Chief Financial Officer	$1,007,905
Thomas Dziersk	Senior Vice President, Americas	$1,007,905
David R. King, Ph.D.	Executive Vice President, Product Management and Development	$1,007,905
G. Michael Bridge	Senior Vice President and General Counsel	$201,581
Brian Galvin	Chief Accounting Officer and Corporate Controller	$201,581

Total		$5,881,423

Each Performance Share Award represents the opportunity of the participant to receive a number of shares of common stock (the “Distributable Shares”) determined by the extent to which an adjusted EBITDA target is met or exceeded by the Company in 2012. A participant who remains employed through the date in 2013 that the Company’s independent auditor issues its report for the Company’s fiscal 2012 financial statements (the “Initial Vesting Date”) is entitled to receive on the Initial Vesting Date, without payment of monetary consideration, either 50% or 62.5% of the number of Distributable Shares, depending on the Company’s 2012 adjusted EBITDA relative to target. In addition, depending on the Company’s2012 adjusted EBITDA relative to target, an additional 50% or 62.5% of the number of Distributable Shares will vest and be settled by the issuance to the participant of shares of common stock in two equal annual installments over the subsequent two year period following the Initial Vesting Date. This summary is qualified in its entirety by the terms and conditions of the Incentive Plan and the applicable award agreements.

On August 2, 2012, the Committee also approved a 2012 cash incentive plan (the “Cash Incentive Plan”) for certain employees of the Company, including the following persons, with the target cash incentive established for each set forth below:

Participant	Title	Target Cash Incentive
Hamish N. Brewer	President and Chief Executive Officer	$600,000
Peter S. Hathaway	Executive Vice President and Chief Financial Officer	$400,000
Thomas Dziersk	Senior Vice President, Americas	$450,000
David King, Ph.D.	Executive Vice President, Product Management and Development	$350,000
G. Michael Bridge	Senior Vice President and General Counsel	$250,000

Total		$2,050,000

Amounts are payable quarterly in the discretion of the Committee under the Cash Incentive Plan on the basis of the Company’s quarterly performance relative to the defined annualized performance goal. Each participant will receive between 50% to 100% of his or her target cash incentive if the Company’s adjusted EBITDA for 2012 is above a threshold target but at or below a maximum target. There is no cap on the maximum amount the participants can receive if the Company exceeds the maximum adjusted EBITDA performance target.

Adjusted EBITDA used for setting and measuring the achievement of performance targets with respect to the Performance Share Awards and the Cash Incentive Plan represents GAAP net income adjusted for amortization of intangibles, depreciation, interest expense, income tax provision, restructuring charges, share-based compensation, acquisition-related costs, interest income and other significant non-routine operating and non-operating income and expense items such as the following: (i) revenue from previous periods that may be reclassified as revenue in fiscal 2012 upon the filing of the 2011 Form 10-K, and (ii) costs and expenses associated with the investigations by the U.S. Securities and Exchange Commission and the Audit Committee of the Company’s Board of Directors into the Company’s historic revenue recognition practices and the resulting restatement, including increased (a) professional fees, (b) interest costs, and (c) related litigation expenses.

On August 2, 2012, the Committee also determined that the President and Chief Executive Officer’s cash incentive compensation for 2012 will be tied, in part, to his success at improving processes with respect to remediation of the material weakness disclosed in the Company’s 2011 Form 10-K.

On August 2, 2012, Brian Galvin (age 41), Chief Accounting Officer and Corporate Controller of the Company, was appointed the Company’s principal accounting officer. Mr. Galvin has served as the Company’s Chief Accounting Officer and Corporate Controller since September 2011. Prior to joining JDA, Mr. Galvin was Vice President of Finance at CA Technologies where he held increasing senior level roles in accounting and finance. The Company and Mr. Galvin previously entered into an offer letter and confidentiality agreement on August 17, 2011 (the “Letter Agreement”) regarding Mr. Galvin’s employment with the Company. Mr. Galvin’s compensation, as described in the Letter Agreement, has not been modified in connection with his appointment as principal accounting officer. A copy of the Letter agreement is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to a separation and release agreement dated as of March 9, 2012, G. Michael Bridge, the Company’s Senior Vice President and General Counsel, will resign from all positions he holds with the Company and each subsidiary or entity affiliated with the Company on the earlier of March 31, 2013 or the Initial Vesting Date of his 2012 Performance Share Awards.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Letter Agreement dated August 17, 2011 by and among the Company and Brian Galvin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDA SOFTWARE GROUP, INC.

Date: August 8, 2012	By:	/s/ Peter S. Hathaway
Peter S. Hathaway
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

99.1	Letter Agreement dated August 17, 2011 by and among the Company and Brian Galvin.